Exhibit 24(i)(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement of The Hartford Steam Boiler Inspection and Insurance Company on Form S-8 of our report dated January 27, 1997, on our audits of the consolidated financial statements and financial statements schedules of The Hartford Steam Boiler Inspection and Insurance Company as of December 31, 1996, 1995, and 1994, which report is incorporated by reference in this Annual Report on Form 10-K and 10-K/A.

/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.
Hartford, Connecticut
June 19, 1997



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